EXHIBIT 99.2

ARBINET ANNOUNCES STRATEGIC PRIORITIES FOR 2008

Board Approves $0.40 Per Share Special Cash Distribution to Shareholders

NEW BRUNSWICK, N.J., February 28, 2008 – Arbinet-thexchange, Inc. (NasdaqGM: ARBX) today announced its strategic priorities for 2008. These priorities are the culmination of the previously announced review by the Board of Directors and new management team to identify strategies for improved growth and profitability. They include:

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Refocusing on core voice and data businesses. Market research affirms that customers value Arbinet’s exchange platform for the cost and operating efficiencies it provides. The Company’s review determined, however, that Arbinet’s core voice and data businesses have been under-resourced and that this has hindered growth on the exchange. To increase resources available for its core businesses, Arbinet is exploring strategic alternatives for Broad Street Digital Ltd. and expects to divest the business in the second quarter of 2008. Arbinet will continue to evaluate opportunities in the rapidly growing digital media market that leverage the Company’s technology while also enabling an appropriate balance between cost and revenue opportunities.

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Increasing liquidity on the exchange. Arbinet is committed to enhancing its existing services, broadening its marketing strategy to take advantage of its full suite of complementary services, and to expanding its sales and trading workforce by 30% in 2008. Based on customer feedback, Arbinet believes that it can increase sales and exchange liquidity by offering its solutions as a suite of services. Arbinet will continue to invest in services such as PrivateExchangeSM, AssuredAxcessSM, and intelligent routing services such as global number portability and peering. These services allow Arbinet to help customers become more cost and operationally efficient, by, for example, reducing their number of bilateral agreements. The Company expects to begin seeing improved volume as a result of these initiatives during the middle of the year.

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Growing the data business. The international data market is growing at over 40% per year, driven by peer-to-peer networking and web browsing. Arbinet’s current data offering includes an exchange for the buying and selling of internet capacity and services to enhance transit quality such as OptimizedIP®. Arbinet believes it can significantly increase data-related revenues within the next three years. Given the high growth and term-based contracts associated with data services, Arbinet expects the data business to help provide a more predictable and stable revenue stream.

William M. Freeman, President and Chief Executive Officer of Arbinet, said, “Since joining Arbinet, I’ve spent a lot of time listening to our customers to better understand their needs and our market opportunities. The initiatives announced today are based on customer feedback and are an important part of our efforts to help regain business momentum and improve Arbinet’s financial performance. By appropriately managing our costs and refocusing on our greatest asset, namely Arbinet’s exchange-based technology, I am confident that we can better meet the expectations of our customers and our shareholders.”

Special Cash Distribution

Arbinet also today announced that its Board of Directors has approved a special one-time cash distribution of $0.40 per share. The aggregate total distribution is approximately $10.1 million based on approximately 25.4 million shares outstanding as of February 26, 2008.

Mr. Freeman concluded, “This cash distribution reflects our commitment to enhancing shareholder value. We are committed to prudent capital allocation, and this program has been carefully structured to ensure that we maintain the financial flexibility necessary to support Arbinet’s strategic priorities.”

The special cash distribution will be paid on March 28, 2008 to Arbinet shareholders of record as of March 12, 2008. The special cash distribution replaces the Company’s existing $15.0 million stock repurchase plan, previously announced on June 11, 2007, under which the Company repurchased approximately 835,000 shares. To the extent the special cash distribution is paid out of the Company’s earnings and profits from 2008 and past periods, it constitutes a taxable dividend. The balance of the special cash distribution is deemed to be a distribution of paid-in capital and constitutes an adjustment to basis and is not taxable. The Company cannot determine the exact amount of the special cash distribution subject to tax as a dividend until the end of 2008 and this amount will be reported to stockholders on their Form 1099-DIVs for 2008. Shareholders are urged to consult with their own tax advisors to determine the particular tax consequences to them with respect to amounts received in the special cash distribution.

At December 31, 2007, Arbinet’s cash and marketable securities totaled approximately $48.9 million.

Conference Call

Arbinet will host a conference call to discuss this announcement as well as its fourth quarter 2007 results at 5:00 p.m. Eastern Time today. The dial-in number for the live audio is 888-562-3654, or 973-582-2703 for international callers; the passcode is 36430509. A live web cast of the conference call will be available on Arbinet’s web site at http://www.arbinet.com. A replay of the call will be available from 8:00 p.m. Eastern Time on Thursday, February 28, 2008 through midnight on March 13, 2008 at http://www.arbinet.com and by telephone at 800-642-1687, or 706-645-9291 for international callers; the passcode is 36430509.

About Arbinet

Arbinet is a leading provider of solutions to simplify the exchange of digital communications in a converging world. The Company operates the world’s largest electronic market for trading, routing and settling communications capacity. Through its managed service offerings, Arbinet provides solutions to simplify the increased complexity of routing calls across traditional and VoIP networks.

Arbinet’s 990 voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2007. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

For more information about Arbinet’s solutions visit http://www.arbinet.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding anticipated future revenues, growth, capital expenditures, management’s future expansion plans, expected product and service developments or enhancements, and future operating results. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: “believes,” “expects,” “may,” “will,” “should” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Arbinet’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the ability of Arbinet to effectively divest

Broad Street Digital Limited; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity; our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; regulatory uncertainty, system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; and Arbinet’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2007, and other filings that have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne, CFO

Arbinet-thexchange, Inc.

732-509-9230

Andrea Priest / Andi Salas

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449